EXHIBIT 99(a)

                                 EXHIBIT 1

                           TEI ACQUISITION, INC.


                               June 16, 1995

Board of Directors
Thomas Edison Inns, Inc.
500 Thomas Edison Parkway
Port Huron, MI 48060-2900

     Re:  Acquisition of Thomas Edison Inns, Inc.

Dear Board Members:

          This letter of intent ("Letter") contains the proposal of TEI Acquisition, Inc., a Michigan corporation formerly known as BM-Woodbridge Place 80, Inc. ("Newco"), to acquire Thomas Edison Inns, Inc., a Michigan corporation ("TEI") by having a merger between TEI and Newco in which the existing shareholders of TEI would, at their option, receive cash or notes for their shares of TEI common stock. Pursuant to your request, we have enclosed information about the principals of TEI and its ability to carry out its obligations under the merger that is proposed hereunder. If you desire additional information or have any questions or concerns, please contact us at your earliest convenience.

          This letter contemplates that if TEI is interested in pursuing negotiations on this proposal, we would attempt to arrive at a written definitive merger agreement (the "Definitive Agreement") that would contain a precise acquisition price, all of the customary representations and warranties, indemnification provisions, and the other terms and conditions acceptable to Newco and TEI, along with such other documentation as may be necessary or appropriate in conjunction with the Definitive Agreement. Any commitment by Newco and TEI regarding this transaction will be subject to negotiations, execution, and delivery of the Definitive Agreement. If the parties have not executed a Definitive Agreement on or before July 7, 1995 (unless such date is mutually extended by TEI and Newco), all obligations under this Letter shall terminate and the parties shall have no liability to each other whatsoever.

     1. The Merger. Pursuant to the Definitive Agreement, Newco would be merged into TEI, with TEI being the surviving corporation. Each share of TEI common stock that is outstanding immediately prior to the effective date of the merger (other than any shares owned by Newco, which will be canceled) will, at the option of the holder, be converted into the right to receive: (a) $8.50 or (b) a note for a price per share and with payment terms identical to the terms of the note that Newco will utilize to purchase the shares of TEI common stock owned by Donald Reynolds. Each share of common stock of Newco that is outstanding immediately prior to the effective date of the merger will be converted into one share of TEI common stock. Prior to the record date for the meeting of shareholders that TEI would call to vote upon the merger with Newco, it is anticipated that Newco might make a tender offer to acquire shares of TEI common stock. The consideration to be paid pursuant to that tender offer would be the same as the consideration that would be paid to the TEI shareholders pursuant to the Definitive Agreement.

     2. Conditions to be Satisfied by TEI. Newco's obligations to proceed with the acquisition would be expressly conditioned upon the occurrence or fulfillment of certain items to be negotiated by the parties and set forth in the Definitive Agreement, including, but not limited to:

          (a) Completion by Newco, its accountants, counsel, and other experts of a customary due diligence review, with results satisfactory to Newco, which review will be allowed to commence immediately after this Letter is signed by the parties, which will proceed thereafter with full and free access of Newco and its advisors to all of TEI's properties, records, and business operations during normal business hours.

          (b) In accordance with Section 782(1)(b) of the Michigan Business Corporation Act (the "MBCA"), TEI's Board of Directors will adopt a resolution that will exempt from the requirements of
     Section 780 of the MBCA any "business combination" (as defined in Section 776(5) of the MBCA) between TEI and Newco or its existing or future affiliates. That resolution will be adopted on or before June 12, 1995, and will not be revoked or amended.

          (c) In accordance with Section 794 of the MBCA, TEI's Board of Directors will amend TEI's bylaws to provide that Chapter 7B of the MBCA will not apply to any "control share acquisitions" (as defined in Section 791 of the MBCA) that occur after the date of the bylaw amendment. That amendment will be made on or before June 12, 1995, and will not be revoked or amended.

          (d) The truth, correctness, and accuracy as of the closing date of TEI's representations and warranties contained in the Definitive Agreement and TEI's performance of or compliance with all covenants and other obligations required by the Definitive Agreement to be performed or complied with by TEI as of the closing date.

     3. Other Conditions. Newco's obligations to proceed with the acquisition would also be expressly conditioned upon the execution and performance of satisfactory agreements with Donald Reynolds and/or Ronald Skandalaris regarding the consideration to be issued to Mr. Reynolds in exchange for his TEI shares and the voting of those shares in favor of the merger with Newco.


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     4.   Finder's and Broker's Fees.  Neither Newco or TEI is, or will be, obligated to any person for any finder's or broker's fee or commission in connection with the proposed acquisition other than pursuant to agreements with Robert Skandalaris and Buckeye Resource and Management, Inc., copies of which have been provided to Newco.

     5. Effective Date. If approved by TEI's shareholders, the merger would become effective on a date (the "Effective Date") as soon as practicable after the shareholders meeting required to be held to vote upon the merger with Newco, but in no event sooner than fulfillment of all the conditions mentioned above. TEI will seek to hold that shareholders meeting as soon as possible, in accordance with the requirements of the MBCA and the regulations of the Securities and Exchange Commission.

     6. Expenses. Each party will bear its own acquisition costs, including without limitation, preparation of agreements and documents, the fees and expenses of its acquisition advisors, brokers, finders, legal counsel, appraisers, and independent accountants, whether or not the acquisition contemplated herein is consummated.

     7. Conduct of Business. During the period from the date hereof to the termination of negotiations or the Effective Date, whichever is later, TEI will:

          (a) Conduct its business in the same manner as it has been regularly, and is currently being, conducted;

          (b) Use its best efforts to maintain its business and employees, customers, assets, suppliers, licenses, and operations as an ongoing concern in accordance with the past custom and practice and to satisfy the conditions agreed upon herein by the parties; and

          (c) Not do any of the following: (i) amend any provisions of its articles or by-laws (other than as set forth herein);
     (ii) make any dividends or other distributions in respect of its capital stock or purchase or redeem or agree to purchase or redeem any shares of its capital stock; (iii) issue or sell any shares of its capital stock or grant any options, warrants, or other rights to purchase any such shares or any securities convertible or exchangeable into such shares; (iv) issue or sell any debt securities; (v) incur any obligations or liabilities except in the ordinary course of business; (vi) mortgage, pledge, or incur any lien or other charge or encumbrance as to any of its properties or assets except in the ordinary course of business;
     (vii) forgive or cancel any debts or claims or waive any rights except in the ordinary course of business; (viii) take any action or omit to take any action in order to comply with the terms and conditions of any existing financing arrangements to which TEI is a party; (ix) modify the terms or conditions of any financing

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     arrangement of which TEI is a party; (x) enter into, amend, modify, renew, or terminate any management agreement to which TEI is a party; (xi) increase the salaries of any employees or officers in excess of the amount in effect as of December 31, 1994, other than normal increases consistent with past practices;
     (xii) adopt or amend any bonus, profit-sharing, compensation, stock option, pension, retirement, or other similar plan agreement or arrangement for the benefit of employees; or
     (xiii) enter into any agreement for the provision or receipt of consulting services.

     8.   Definitive Agreement.  Within fifteen (15) days after:
(i) receipt of your acceptance of this Letter; (ii) receipt of copies of the resolutions adopted pursuant to Sections 2(b) and 2(c) of this Letter; and (iii) Newco's satisfaction that it will be able to resolve the conditions set forth in Section 3, Newco's legal counsel will prepare a preliminary draft of the Definitive Agreement for the acquisition and submit the draft of review by you and your counsel.

     9. Binding Nature. It is understood that this Letter merely constitutes a statement of our initial proposal with respect to an acquisition, does not contain all matters upon which agreement must be reached in order for the acquisition to be consummated, and creates no rights or obligations in favor of any party except for Paragraphs 2(a), 7, 8, and 11 hereof. A binding commitment with respect to any other terms of the proposed acquisition will be only as set forth in the Definitive Agreement. Except as set forth in this paragraph, until the Definitive Agreement is finalized, properly executed and delivered, neither party shall have any legally binding obligation to the other (whether under this Letter or otherwise), including, but not limited to, a legal duty to continue negotiations to reach such a Definitive Agreement, and either party may discontinue negotiations at any time for any reason whatsoever.

     10. Expiration. This Letter can only be accepted by TEI in writing on or before 5:00 p.m. Detroit time on June 21, 1995.

     11. Public Announcements. Except as required by law, TEI agrees not to make any public statements with respect to the transactions contemplated hereby without the prior approval of Newco. The parties understand and agree that the rules and regulations of the Securities and Exchange Commission will require TEI to disclose certain terms of this transaction.

                                   Sincerely yours,

                                   TEI ACQUISITION, INC.


                                   By:  /s/
                                         Douglas F. Ziesemer, President


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The terms of this Letter are hereby accepted by TEI as of this _____ day of
June, 1995, pursuant to resolutions adopted by its Board of Directors on June ____, 1995.

                                   THOMAS EDISON INNS, INC.


                                   By:  /s/

                                   Its:









































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